UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Laird Superfood, Inc.

(Name of Registrant as Specified In Its Charter)

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Message from our Chairman

Dear shareholders:

We are pleased to invite you to join us for the 2021 Annual Meeting of Stockholders of Laird Superfood, Inc., our first as a public company, to be held on Friday, May 7, at 10 a.m. Pacific Time, virtually over the internet at

www.virtualshareholdermeeting.com/LSF2021, during which time you will be able to vote your shares electronically and submit questions.

2020 was a transformative year for our company. We grew our net sales 98.5% while further evolving and expanding our natural food brand platform. We launched a number of new products to maximize our line of functional superfood offerings and did so with an eye on the exciting addressable markets opportunities in front of us. We expanded our retail presence to more than 7,100 locations and we expanded our online presence, reaching over 100,000 new customers and converting many into repeat and subscription purchasers. We successfully completed our initial public offering (“IPO”), raising an aggregate of $69 million in the process, including a concurrent private placement. In addition, in connection with our IPO, we adopted a comprehensive suite of public company governance documents and processes designed to continue our commitment to good governance, sound disclosure, and compliance with law.

As I write this message, the world and our industry continue to grapple with the ongoing impacts of the COVID-19 pandemic. We remain committed to our workforce, who have shown remarkable resilience, and our customer and mission through this challenging time.

At the 2021 Annual Meeting, we will be asking you to elect the seven nominees named in the attached proxy statement – all of whom are our current directors. You will find detailed information beginning on page 11 about the qualifications of our directors and why we believe they are the right people to represent your interests. Our Board of Directors is committed to governance practices that are appropriately tailored to our business and to helping us deliver on our commitment to our mission, customers, and stakeholders.

We are continuing our commitment to sustainability and eco-consciousness. In 2020, the Company partnered with First Environment, a third-party independent agency, that will help monitor the greenhouse gas impact of the direct-to-consumer business with an ultimate goal of shipping all orders carbon-neutral. Powder-based products are dried at the source, which means water is not shipped across the ocean, resulting in a smaller overall carbon footprint, and the Company’s internal sustainability committee has a long list of ESG initiatives it is actively pursuing.

In addition to the election of directors, as discussed beginning on page 24, we are also asking stockholders to ratify our audit committee’s selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.

On behalf of the Board of Directors and the Laird Superfood team, I would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

Geoffrey T. Barker Chairman of the Board
March 23, 2021

Laird Superfood, Inc.

275 W. Lundgren Mill Dr.

Sisters, OR 97759

Notice of Annual Meeting of Stockholders

Date: May 7, 2021 Record Date: March 12, 2021 Time: 10:00 a.m. PT Attendance: www.virtualshareholdermeeting.com/LSF2021

To the Stockholders of Laird Superfood, Inc.:

We will hold the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Laird Superfood, Inc. (the “Company,” “we,” “us,” or “our”) on May 7, 2021 at 10:00 a.m. Pacific Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.proxyvote.com and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials (the “Proxy Materials”).

Items of Business:

1.	to elect as directors the seven nominees named in the accompanying Proxy Statement to a term of one year each, or until their successors have been elected and qualified; and

2.	to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement, and a Proxy Card, and our 2020 Annual Report on Form 10-K via the Internet. On March 23, 2021, we made available to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials and our 2020 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors (the “Board”) encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Paul W. Hodge, Jr.
Chief Executive Officer

March 23, 2021

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Laird Superfood at a Glance

Laird Superfood creates award-winning, plant-based superfood products that are both delicious and functional. Known for our highly popular coffee creamers, hydration products, supplements, roasted and instant coffees, teas, hot chocolate, and harvest snacks, our products are designed to enhance your daily ritual and keep you fueled naturally throughout the day. We were co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Our offerings are environmentally conscientious, responsibly tested, and made with real ingredients.

2020 Business Highlights
Top line growth	●	Grew net sales 98% over the prior year, including 108% growth in wholesale and 90% growth in online sales.

	●	Grew gross sales for all product categories, including 98% growth in Coffee Creamers, 92% growth in Hydration and Beverage Enhancing Supplements, and 209% growth in Coffee, Tea and Hot Chocolate products.

	●	Expanded our retail presence to approximately 7,100 locations.

	●	Expanded our new customer, repeat and subscription revenues online, including 184% growth in item subscriptions over the prior year.

New product introductions	●	Launched 16 new products, including Vanilla, Original, Unsweetened and Turmeric Liquid Creamer; Chai Instafuel; Orange Guava Hydrate; Activate Daily Greens; Renew Protein; Functional Mushroom Coffee; Himalayan Sea Salt, Cacao and Matcha Pili Nuts; Harvest Dates; and Focus Functional Coffee.

Financings	●	In April 2020 the Company completed a private placement to a third party investor for $10 million in gross proceeds.

	●	Closed our initial public offering (“IPO”) in September, raising $69 million in gross proceeds, together with a concurrent private placement.

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Overview of Proposals

Proposals	Board Vote Recommendation	Page

1.	Elect seven director nominees	FOR each nominee	11

2.	Ratify appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal 2021	FOR	24

Proposal No. 1: Director Nominee Election

We are asking you to vote for the election of Geoffrey Barker, Jim Buechler, Maile Naylor, Greg Graves, Laird Hamilton, Paul Hodge, and Thomas Wetherald as directors, each to serve a one-year term expiring at our 2022 Annual Meeting. Our Board currently consists of seven members, and is unclassified.

Proposal No. 2: Ratification of Independent Auditor

We are also asking you to ratify our audit committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for the year ended December 31, 2021. Although stockholder ratification of the appointment of Moss Adams LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in the integrity of financial controls and reporting.

Other Proposals

The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Notice of Internet Availability

The Notice of Annual Meeting, the Proxy Statement, and our 2020 Annual Report are available at www.proxyvote.com.

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Important Information about the Annual Meeting and Voting

Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSF2021 and using your 16-digit control number included on your Notice of Annual Meeting, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.

If your shares are registered directly in your name with our transfer agent, Broadridge, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization. You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.

In our desire to ensure that the virtual meeting provides stockholders with a meaningful opportunity to participate, stockholders will be able to ask questions of the Board of Directors and management both at the time of registration and during the Annual Meeting. Stockholders may submit questions during the Annual Meeting by typing questions in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct for the Annual Meeting. We will also post on our investor relations page at investors.lairdsuperfood.com answer to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints.

We are holding the Annual Meeting as a virtual meeting in light of the coronavirus pandemic to ensure the health and welfare of our stockholders. We also believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to stockholder participation and environmentalism and will encourage higher levels of stockholder participation while also helping us reduce the environmental impact associated with the Annual Meeting.

Stockholders Entitled to Vote

The Board of Directors has set March 12, 2021, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 8,895,852 shares of our common stock issued, outstanding and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 275 W. Lundgren Mill Drive, Sisters OR 97759. If, as a result of the coronavirus pandemic, our offices are not generally open, stockholders may contact Investor Relations at 646-677-1827, and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/LSF2021.

Quorum

A majority of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business.

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This is called a “quorum.” On the record date, there were 8,895,852 shares of common stock outstanding. Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.

Voting At the Meeting

Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSF2021. To participate in the Annual Meeting, you will need the 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Holders

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization to vote your shares or direct the organization on how to vote your shares.

Vote Requirements

Proposal No. 1: Director Nominee Election

For a director to be elected, the director must receive a plurality of the votes cast in the election.

Under the plurality voting standard, the nominees receiving the most “FOR” votes will be elected, regardless of whether any nominee received a majority of the votes.

Proposal No. 2: Ratification of Independent Auditor

The affirmative vote of the majority of the votes cast at the meeting is required to ratify our independent auditors.

How your Shares will be Voted

You may vote “FOR,” or “WITHHOLD” with respect to each director nominee (Proposal No. 1) and the ratification of our audit committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 2). For Proposal No. 1, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, including “WITHHOLD” votes, abstentions, broker non-votes, will not be counted toward such nominee’s

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achievement of a plurality, but will be counted for quorum purposes. For Proposal No. 2, the proposal will be considered approved if more votes are cast “FOR” ratification of the independent auditors than “AGAINST.” Abstentions and broker non-votes will have no effect on Proposal No. 2.

For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or non-routine matters.

If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, namely “FOR” for all director nominees and “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Laird Superfood, Inc., 275 West Lundgren Mill Drive, Sisters, Oregon 97759, or over the Internet or by phone by following the instructions included in your Proxy Materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.

Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.

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Proposal No. 1: Election of Directors

Overview

Our Board consists of seven directors and is not classified. Geoffrey Barker, Jim Buechler, Maile Naylor (nee Clark), Greg Graves, Laird Hamilton, Paul Hodge, and Thomas Wetherald, our current directors, are nominees for election at the Annual Meeting. Each of the nominees, if elected, will serve a one-year term expiring at the next Annual Meeting, or until such director’s earlier death, resignation, or removal from the Board.

The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election at the Annual Meeting.

Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board of Directors.

Director Qualifications

The nominating and corporate governance committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The nominating and corporate governance committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:

●	high standards of integrity, commitment and independence of thought, and judgment;

●	diversity of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests, which may include experience at senior levels of business, or health-related endeavors;

●	confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management, and all relevant persons;

●	ability to devote sufficient time, energy, and attention to corporate affairs;

●	active participation in the decision-making process, willingness to make difficult decisions in our best interest and the interests of our stockholders and demonstrate diligence and faithfulness in attending Board and Committee meetings; and

●	freedom from any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

We have no formal policy regarding board diversity, however a diverse board is an objective of the Company. The Board evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Stockholder Nominations

The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee

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should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Years’ Annual Meeting.”

Board Composition

Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board.

Qualifications and Experience
	Barker	Buechler	Naylor	Graves	Hamilton	Hodge	Wetherald
F&B Industry Expertise		●			●	●
Operational Leadership	●	●		●		●	●
Growth-Stage Companies	●	●	●	●	●	●	●
Public Company Financing / Private- Public Transition	●	●	●	●		●	●
Business Development and M&A	●	●	●	●		●
Accounting or Financial Expertise	●	●	●	●		●	●
Public Company Board Experience	●		●	●
Product Launch, Commercialization, and Marketing	●	●			●	●
Director Since	2020	2020	2020	2018	2015	2015	2017
Age	59	61	47	60	57	47	50

Director Nominees

Biographical information for each person nominated for election as a director at the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.

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OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

Geoffrey T. Barker
Independent Chairman Director Since September 2020 Age 59 Other Public Boards: ● Smartsheet, Inc.

Experience and Expertise

Mr. Barker has been a member of our Board of Directors, and Chairman, since our IPO. Mr. Barker has been a member of the Board of Directors of Smartsheet, Inc. (NYSE: SMAR), since 2012, and its Chair since 2016. Mr. Barker cofounded RPX Corporation, a provider of patent risk management solutions, and from 2008 to July 2016, Mr. Barker served in several positions including as Director, Chief Operating Officer, and Co-CEO.  Mr. Barker has co-founded several businesses, including Vigilos, Inc., an enterprise security solutions provider, and the Cobalt Group, an online marketing services company. In addition to Smartsheet, Mr. Barker currently serves on the board of directors of a number of private companies. Mr. Barker holds a B.A. in Economics from Tufts University and an M.B.A. from Columbia University. We believe that Mr. Barker’s entrepreneurial, operating, and financial experience qualify him to serve on our Board of Directors.

Qualifications: ● Extensive entrepreneurial experience. ● Extensive operational and leadership experience. ● Public company board and financing experience.

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Jim Buechler
Independent Director Since September 2020 Age 61

Experience and Expertise

Mr. Buechler has served on our board since our IPO. Mr. Buechler is currently President & CEO of the Buechler Foundation, Chairman of the Board of Societe Brewing Company (since December 2019), and Director of Curated Healthy Energy Foods (since August 2020). From October 2016 to March 2019, Mr. Buechler was President & CEO of Cutwater Spirits and Chairman of the Board. Cutwater Spirits, one of the most award-winning distilleries in the world, was sold to Anheuser-Busch in March 2019. Prior to Cutwater Spirits, Mr. Buechler served as Ballast Point Brewing & Spirits’ President and CEO. He served as Ballast Point President and General Manager and President from January 2012 to June 2015 and as Secretary from January 2012 to October 2013. Mr. Buechler served as a director from January 2012 and Chairman of the Board from June 2015 through December 2015. Prior to joining Ballast Point, Mr. Buechler served as President and CEO of The Lessons Company, an internet company focused on managing the relationships between students and instructors, from 2007 to 2011. Additionally, Mr. Buechler has nearly twenty years of experience working in the wireless telecommunications industry. Mr. Buechler received a B.S. from San Diego State University summa cum laude and an M.B.A. with distinction from Harvard Business School. We believe that Mr. Buechler’s entrepreneurial, operating, and financial experience qualify him to serve on our Board of Directors.

Qualifications ● Extensive entrepreneurial experience. ● Extensive operational and leadership experience. ● Extensive F&B industry expertise.

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Greg Graves
Independent Director Since 2018 Age 60

Experience and Expertise

Mr. Graves has served as a member of our Board of Directors since 2018. He has served as Chief Financial Officer of Entegris, Inc. since April 2007. From September 2002 to April 2007, he served as Senior Vice President, Strategic Planning & Business Development. Prior to joining Entegris in September 2002, Mr. Graves held positions in investment banking and corporate development, including at Piper Jaffray, RBC (Dain Rauscher) and The Pillsbury Company. From May 2017 to June 2019, Mr. Graves served as a director and Chairman of the audit committee of Plug Power Inc. (energy solutions provider). Mr. Graves has served on the Board of Directors of the Minneapolis Heart Institute Foundation since May 2016 and has been Chairman of the Audit and Finance Committee since April 2019. Mr. Graves holds a B.A. and Master’s in Accounting and Taxation from the University of Alabama and an M.B.A. from the University of Virginia. The Company has determined that Mr. Graves finance background make him a qualified member of our Board of Directors and audit committee.

Qualifications ● Extensive public company management experience. ● Financial reporting and accounting expertise. ● Significant enterprise risk management experience.

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Laird Hamilton
Executive and Director Director Since 2015 Age 57

Experience and Expertise

Mr. Hamilton co-founded Laird Superfood and has served as a member of our Board of Directors since its founding in 2015. Mr. Hamilton is an American athlete best known for his accomplishments in big wave surfing. Over the past 25 years, Mr. Hamilton has also been hailed as an innovator in several crossover board sports, including tow-in surfing, stand-up paddle boarding and hydrofoil boarding. For the past decade Mr. Hamilton has been focused on bringing his expertise and passion for fitness and nutrition to the masses. He has accomplished this by creating and co-founding several businesses focused on this mission. Most notably, in June 2015, Mr. Hamilton co-founded Laird Superfood, Inc. to focus on introducing his nutritional ideas to the broader public. Mr. Hamilton also co-created XPT Extreme Performance Training, a performance lifestyle brand, the following year to focus on his philosophies in exercise and lifestyle. The Company has determined that Mr. Hamilton’s role as a co-founder of the Company and his involvement in the development of the Company’s products and direction make him a qualified member of our Board of Directors.

Qualifications ● Extensive personal experience with athletic endeavors, nutrition, and innovation.

Paul Hodge
Executive and Director Director Since 2015 Age 47

Experience and Expertise

Mr. Hodge co-founded Laird Superfood and has served as our President and Chief Executive Officer and member of our Board of Directors since its founding in 2015. Prior to founding the Company, in 2015, Mr. Hodge founded GolfBoard Inc. In 2014, Mr. Hodge founded GB Leasing, a leasing company designed to lease fleets of GolfBoards. From 2007 to 2011, Mr. Hodge was Chief Executive Officer and founder of Solar Nation, Inc., a fully vertically integrated engineer, procure and construct company which developed, engineered, constructed and financed commercial and utility scale solar systems. Solar Nation filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in February 2013. The Company has determined that Mr. Hodge’s business experience and management background make him a qualified member of our management group and Board of Directors.

Qualifications ● Extensive entrepreneurial, operating, and management experience.

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Maile Naylor
Independent Director Since September 2020 Age 47 Other Public Boards: ● BJ’s Wholesale Club

Experience and Expertise

Maile Naylor has served on our board since our IPO. Ms. Naylor has been a member of the Board of Directors of BJ’s Wholesale Club (NYSE: BJ) since 2019. Ms. Naylor spent twenty-five years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an Investment Officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Naylor also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. Ms. Clark currently is a member of the Boston Ballet Board of Overseers. She holds a bachelor’s degree in Finance from Boston University and is a CFA charter holder. We believe that Ms. Naylor’s experience in the investment management industry qualifies her to serve on the Board of Directors.

Qualifications ● Extensive investment management experience and investment analyst experience. ● Financial reporting and accounting expertise.

Thomas Wetherald
Non-Independent Director Director Since 2017 Age 50

Experience and Expertise

Mr. Wetherald has served as a member of our Board of Directors since 2017 and as Chairman of the Board of Directors from June 2019 through the date of our IPO. Mr. Wetherald was the Company’s Chief Financial Officer from January 2018 until April 2019, and Co-CFO from April 2019 until June 2019. Prior to joining us, Mr. Wetherald operated as an independent money manager. Mr. Wetherald was also an Equity Analyst, from 2002 to 2005, and Small-Cap Growth Portfolio Manager, from 2005 to 2015, at Massachusetts Financial Services from 2002 through 2015. Prior to joining Massachusetts Financial Services, Mr. Wetherald worked as Research Assistant, Associate and Equity Analyst at Manning & Napier from 1995 through 2002 and at Chase Manhattan Bank from 1993 through 1995. Mr. Wetherald graduated from St. Lawrence University in 1993. The Company has determined that Mr. Wetherald’s investment and finance background make him a qualified member of our Board of Directors.

Qualifications ● Extensive investment management experience and investment analyst experience. ● Financial reporting and accounting expertise.

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Corporate Governance and our Board of Directors

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees and the number of meetings held during the year ended December 31, 2020.

Name	Director Since	Independent	Committee Memberships
			Audit	Compensation	Nominating and Corporate Governance
Geoffrey Barker	2020	☑
Jim Buechler	2020	☑	☑	©	☑
Maile Naylor	2020	☑	☑	☑	©
Greg Graves	2018	☑	©	☑	☑
Laird Hamilton	2015
Paul Hodge	2015
Thomas Wetherald	2017

					☑
2020 Meetings		Board: 6	4	1	1

☑ = Member

© = Chair

Director Independence

The Board has determined that none of our directors other than Messrs. Hodge, who is also our Chief Executive Officer, Hamilton, who is our Chief Innovator, and Wetherald, who is our former CFO, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that Messrs. Barker, Buechler, and Graves, and Ms. Naylor are “independent” as that term is defined under NYSE American rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Mr. Barker currently serves as Chair of the Board. The Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board as a whole, and has concluded that our current board leadership structure is appropriate at this time. However, our amended and restated bylaws and corporate governance guidelines provide the Board with flexibility to combine or separate the positions of Chair and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

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Board Size

The Board currently consists of seven directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a written charter approved by the Board that satisfies applicable SEC and NYSE American standards. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee’s charter is available under the Governance section of our website at www.lairdsuperfood.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.

Audit Committee

The primary function of our audit committee is to oversee our corporate accounting and financial reporting process. Our audit committee’s responsibilities include:

●	appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and the prompt reporting of violations of our code of business conduct and ethics;

●	reviewing our critical accounting policies and estimates;

●	discussing our risk management policies, including oversight of the Company’s food safety function;

●	reviewing and approving or ratifying any related person transaction; and

●	preparing the audit committee report required to be included in our annual Proxy Statement.

The members of our audit committee are Mr. Buechler, Ms. Naylor, and Mr. Graves, and Mr. Graves serves as the chair of the committee. The Board has determined that each of the members of our audit committee satisfies the financial literacy and sophistication requirements of the SEC and the NYSE American listing rules. In addition, the Board has determined that Mr. Graves and Ms. Naylor qualify as an audit committee financial expert under SEC and NYSE American rules. Under SEC rules, members of our audit committee must also meet heightened independence standards. The Board has determined that each of the members of our audit committee is independent under the applicable SEC and NYSE American listing rules.

Compensation Committee

Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews, approves, and recommends to the Board corporate goals and objectives relevant to compensation of our executive officers, and evaluates the performance of these officers in light of those goals and objectives. The compensation committee reviews and approves compensation for executive officers of the Company at least annually. In making compensation decisions for executive officers other than our Chief Executive Officer, the compensation committee meets with and discusses those decisions with our Chief Executive Officer. The compensation committee separately meets without our Chief Executive Officer to, together with Mr. Barker as the fourth independent board member, deliberate and approve our Chief Executive

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Officer’s compensation. The compensation committee also reviews and approves the issuance of stock options and other awards to our executive officers. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The members of our compensation committee are Mr. Buechler, Ms. Naylor, and Mr. Graves, and Mr. Buechler serves as chair of the committee. Each of the members of our compensation committee is independent under the applicable NYSE American listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To assist in carrying out its responsibilities, the compensation committee is authorized to retain the services of independent advisors. The compensation committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to serve as an independent consultant to the compensation committee during 2020. During 2020, FW Cook provided advice to the compensation committee on matters related to, among other things:

●	compensation of our executive officers, including providing the compensation committee with data and analysis to support post-IPO compensation decisions;

●	the design and implementation of our post-IPO equity incentive plan, the Laird Superfood, Inc. 2020 Omnibus Incentive Plan; and

●	the design of our post-IPO director compensation program.

Prior to engaging FW Cook, the compensation committee considered and assessed FW Cook’s independence. To ensure FW Cook’s continued independence and to avoid any actual or apparent conflict of interest, the compensation committee regularly, but not less than annually, considers FW Cook’s independence and does not permit FW Cook to be engaged to perform any services to us beyond those services provided to the compensation committee. The compensation committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to the Board concerning governance matters. The members of our nominating and corporate governance committee are Mr. Buechler, Ms. Naylor, and Mr. Graves, and Ms. Naylor serves as chair of the committee. Each of the members of our nominating and corporate governance committee is independent under the applicable NYSE American listing rules.

Meeting Attendance

During 2020, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend. As a private company, we did not hold an annual meeting of stockholders in 2020.

Other Governance Matters

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. A current copy of the code of business conduct and ethics is available under the Governance section of our website. We intend to disclose future amendments to the code or any waivers of its requirements on our website.

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Role of the Board in Risk Oversight

The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas. In particular, the Board monitors and assesses strategic risk exposure and our audit committee oversees our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements, including our food safety program, and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices and of the Board. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board of Directors is regularly informed about the risks overseen by the committees through committee reports.

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the Governance section of our website.

Prohibition of Hedging and Pledging

Our Insider Trading Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities without advance approval our Compliance Officer, who is our General Counsel.

In addition, our Insider Trading Policy prohibits our directors, officers and employees and their spouses or other members of their households from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, except as may be pre-approved by the audit committee.

Communications with the Board

The Company has adopted a procedure for receiving and addressing communications from stockholders of the Company. Stockholders who wish to communicate with the Board, any group of directors, or any individual director can write to: Laird Superfood, Inc. 275 W. Lundgren Mill Dr., Sisters OR 97759, Attn: General Counsel & Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.

Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail, and mass mailings, resumes, and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

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Director Compensation

Non-Employee Director Compensation Program

Prior to our IPO, we did not compensate our directors for service on the Board, other than an equity grant to Mr. Graves in 2019. We did reimburse our non-employee directors for travel and other necessary business expenses incurred in the performance of their service as directors.

In connection with our IPO, the Board approved an equity grant to our non-employee directors, for service from the time of the IPO until our 2021 Annual Meeting. Pursuant to this grant, our non-employee directors received annual compensation as follows:

●	the Chair of the Board, Mr. Barker, received 4,545 restricted stock units (“RSUs”), vesting over one year;

●	the chair of our audit committee, Mr. Graves, received 4,091 RSUs, and 3,930 options, vesting over one year;

●	the chair of our compensation committee, Mr. Buechler, received 3,409 RSUs, vesting over one year;

●	the chair of our nominating and corporate governance committee, Ms. Naylor, received 3,409 RSUs, vesting over one year; and

●	Mr. Wetherald received 3,409 RSUs, vesting over one year.

No per meeting fees are paid, except that we reimburse non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

All stock award granted pursuant to the Non-Employee Director Compensation Program are subject to the terms and provisions of the Laird Superfood, Inc. 2020 Omnibus Incentive Plan.

Director Compensation Table

The table below sets forth information on the compensation of all our non-employee directors for the year ended December 31, 2020. Paul Hodge and Laird Hamilton, our Chief Executive Officer and Chief Innovator, are also members of the Board, but did not receive any additional compensation for service as a director.

Name	Fees earned or paid in cash	Option awards(1)	Stock awards(1)	Total
	($)	($)	($)	($)
Geoffrey T. Barker	—	—	27,148	27,148
Jim Buechler	—	—	20,362	20,362
Greg Graves	—	30,182	24,436	54,618
Maile Naylor	—	—	20,362	20,362
Thomas Wetherald	—	—	20,362	20,362

(1)The amounts in this column represent the grant date fair value of the awards as calculated under FASB ASC Topic 718 and do not reflect whether the recipient has actually received a financial gain from these awards. The assumptions made in valuing awards reported in this column are discussed in Note 11, Stock Incentive Plan in the notes to financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

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Outstanding Equity Awards for Directors at Fiscal Year-End

The following table provides information regarding equity awards held by our directors that were outstanding as of December 31, 2020:

Name	Options Outstanding (#)	RSUs Outstanding (#)
Geoffrey T. Barker	—	4,545
Jim Buechler	—	3,409
Maile Naylor	4,000	3,409
Greg Graves	6,930	4,091
Laird Hamilton	110,000	150
Paul Hodge	126,566	1,974
Thomas Wetherald	30,000	3,409

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee of the Board has appointed Moss Adams LLP (“Moss”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021, and is asking stockholders to ratify this appointment at the Annual Meeting.

Moss has audited our financial statements beginning with the fiscal year 2016. A representative of Moss is expected to attend this year’s Annual Meeting electronically, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select Moss as our independent registered public accounting firm for 2021, the audit committee determined that retention of Moss is in the best interests of us and our stockholders. Information regarding fees billed by Moss for our 2019 and 2020 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain Moss, but may ultimately determine to retain Moss as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that Moss billed us for professional services rendered for 2020 and 2019:

Fee Category	2020	2019
Audit Fees	$608,625	$130,371
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$608,625	$130,371

Audit Fees

“Audit Fees” includes fees for professional services provided by Moss in connection with the audit of our annual financial statements, review of quarterly financial statements included in our quarterly reports on Form 10-Q and registration statements on Form S-1, as well as services that are normally provided by Moss in connection with SEC filings, including comfort letters and consents issued in connection with securities offerings, consultations on matters addressed during the audit or interim reviews, and other services normally provided in connection with regulatory filings. Included in the 2020 Audit Fees are $393,000 of fees billed in connection with our registration statement on Form S-1 filed during 2020, in connection with our initial public offering.

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Audit-Related Fees

”Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” We did not incur any Audit-Related Fees for 2020 or 2019.

Tax Fees

”Tax Fees” includes fees for professional services provided by Moss for tax compliance, tax advice, and tax planning. We did not incur any Tax Fees for 2020 or 2019.

All Other Fees

“All Other Fees” would include fees for services provided by Moss that are not included in the other fee categories reported above. There were no other fees for 2020 or 2019.

Audit Committee Pre-Approval Policies and Procedures

Moss provides the audit committee with information outlining the plan and scope of Moss’s proposed audit services proposed to be performed during the year, which the audit committee reviews with Moss and management. The audit committee pre-approves all services provided by Moss, including audit services and non-audit services, to assure that they do not impair Moss’s independence. Audit committee pre-approval requirements are subject to an exception for certain de minimis non-audit services approved by the audit committee prior to the completion of an audit. None of the Moss services in 2020 and 2019 were approved by the audit committee pursuant to the de minimis exception. To ensure prompt handling of unexpected matters, the audit committee has specifically delegated to the Chair of the audit committee authority to pre-approve permissible non-audit services, subject to maximum dollar amounts. If the Chair exercises this delegation of authority, he reports the action taken to the audit committee at its next regular meeting.

Audit Committee Report

The primary function of the audit committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The audit committee operates under a written charter adopted by the Board that satisfies applicable SEC and NYSE American standards and is available in the “Investors – Governance” section of our corporate website, www.lairdsuperfood.com. The audit committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020 and has discussed with Moss, our independent registered public accounting firm for the fiscal year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Moss required under the applicable requirements of the PCAOB regarding Moss’s communications with the audit committee concerning independence, and discussed with Moss its independence.

On the basis of the review and discussions referenced above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the audit committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the audit committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the audit committee considers a number of factors including, but not limited to quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The audit committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

The audit committee has engaged Moss as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and is seeking ratification of such engagement by our stockholders

Audit Committee (March 23, 2021)

Greg Graves, Chair
Jim Buechler
Maile Naylor

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Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Paul Hodge	Co-Founder, President, Chief Executive Officer and Director	47
Laird Hamilton	Co-Founder, Chief Innovator and Director	57
Valerie Ells	Chief Financial Officer	35
Scott McGuire	Chief Operating Officer	58
Andrew McCormick	General Counsel and Secretary	35

Paul Hodge — For biographical information, see “Director Nominees.”

Laird Hamilton — For biographical information, see “Director Nominees.”

Valerie Ells — Ms. Ells joined Laird Superfood in April 2018 as our Controller before serving as our CFO since April 2019. Prior to joining us, Ms. Ells was a Financial Planning and Analysis Senior Accounting Manager and Interim Chief Accounting Officer for First Interstate Bank (NASDAQ: FIBK) where she revamped the firm’s internal financial planning and analysis processes as well as external reporting processes for the SEC and other regulatory agencies from 2017 to 2018. From 2015 to 2017, Ms. Ells served as Controller of the Bank of the Cascades (NASDAQ: CACB) and as Assistant Controller from 2013 to 2015, where she was heavily involved in M&A due diligence and SEC reporting. From 2010 to 2013, she was the Assistant Controller for Omeros Corporation, a then newly public biotech firm, where she designed and implemented a Sarbanes-Oxley Act compliant internal control environment, and from 2007 to 2010, she worked as an auditor with KPMG, LLP, focusing on clients within the manufacturing industry. Ms. Ells received her B.A. and Master’s of Accountancy from Gonzaga University before becoming a licensed CPA in the State of Oregon.

Scott McGuire — Mr. McGuire joined the Company in November 2020, from Bonduelle Fresh Americas, a provider of plant based, fresh food products, where he most recently served as the Chief Supply Chain Officer and previously held other roles including in operations, sales and operations planning, demand planning and execution, customer service, agriculture purchasing and operations, and transportation and logistics. Before joining Bonduelle Fresh Americas in 2017, Mr. McGuire ran his own consulting practice, Joseph Logistics and Supply Chain Solutions, where he provided consulting services for various consumer packaged goods clients, including Bonduelle Fresh Americas and Nestlé USA. Prior to that, Mr. McGuire served as Nestlé USA’s National Director of Logistics for the company’s Direct-Store Delivery division. He also previously served as Service and Distribution Director for PepsiCo’s Frito-Lay Division.

Andrew McCormick — Mr. McCormick has served as our General Counsel and Secretary since February 2019. Prior to joining us, Mr. McCormick was a Senior Associate at the Denver office of Hogan Lovells US LLP, where he advised clients, including Laird Superfood, on capital markets and M&A matters from 2014 to 2019. From 2011 to 2013, Mr. McCormick was an associate at Latham & Watkins (London), LLP, where he advised issuers and investment banks in global capital markets transactions. Mr. McCormick holds a BA with distinction from Hendrix College in Conway, Arkansas, a JD from Columbia University in New York, and an LLM from the London School of Economics in the UK.

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Executive Compensation

This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Introduction

The information that follows provides an overview of the compensation provided to our named executive officers (“NEOs”) for the period of January 1, 2020 through December 31, 2020 (referred to herein as “fiscal 2020” or “2020”). The 2020 compensation program design primarily reflects decisions that were made prior to our IPO in September 2020.

The focus of this information is on the compensation program provided to the individuals shown below and listed in the Summary Compensation Table:

Executive	Title
Paul Hodge Jr.	President, Chief Executive Officer, Director
Valerie Ells	Chief Financial Officer
Luan Pham(1)	Chief Marketing and Revenue Officer

(1)	Mr. Pham retired December 31, 2020.

Business Highlights

Our 2020 results represent successful execution of our strategic imperatives both prior to and following our IPO in September 2020.

Revenue Growth

●	Revenue grew 98% year-over-year, reflecting a fifth consecutive year of almost 100% year over year growth.

Strong Shareholder Returns

●	Our stock price grew 115% from our IPO price of $22.00 to our price on December 31, 2020 of $47.32.

Overall Philosophy and Objectives of Our Executive Compensation Programs

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. We identified the following objectives to help realize this goal:

Alignment with Shareholders

●	Reward performance in a given year and achievements over a sustained period that are aligned with our shareholders’ interests.

Remain Competitive

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●	Attract, retain, and motivate the exceptional talent required to ensure our continued success.

Motivate Performance

●	Ensure that the compensation program reinforces execution of overall strategy and achievement of our business objectives.

Reward Superior Performance

●	Reinforce our pay-for-performance, entrepreneurial culture.

Elements of Compensation

The compensation program for our NEOs consists of the following elements of compensation, each described in greater depth below:

●	base salaries;

●	performance-based bonuses; and

●	equity-based incentive compensation.

Base Salary

Base salaries are an annual fixed level of cash compensation that reflect each NEO’s role and responsibilities, and market considerations in the Pacific Northwest region.

The base salaries for each of our NEOs for 2020 are listed in the table below.

Executive	Title	2020 Salary
Paul Hodge Jr.	President, Chief Executive Officer, Director	$250,000
Valerie Ells	Chief Financial Officer	$200,000
Luan Pham	Chief Revenue and Marketing Officer	$200,000

Performance-Based Bonus

To incentivize management to drive strong operating performance and reward achievement of our business goals, our executive compensation program includes performance-based bonuses for NEOs. For fiscal 2020, following the end of our fiscal year, the Compensation Committee took into consideration various factors, including the Company’s performance on corporate net revenue and individual performance, and determined 2020 bonus amounts. The 2020 bonuses were settled in restricted stock units (RSUs) that vested immediately upon issuance.

Our NEOs received the following bonus payments for 2020, in RSUs:

Executive	Performance-Based Bonus Amount
Paul Hodge Jr.	$215,091
Valerie Ells	$113,998
Luan Pham	$-

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As previously disclosed, Ms. Ells also received a $150,000 cash bonus following the closing of our IPO. Mr. Pham received a $10,000 cash bonus in 2020 for a performance award relating to services in 2019.

Equity-Based Incentive Compensation

We pay equity-based compensation to our NEOs to link the long-term results achieved for our shareholders and the rewards provided to NEOs, thereby ensuring that such NEOs have a continuing stake in our long-term success.

For Fiscal 2020, annual equity awards were delivered in a combination of stock options and RSUs. Stock options provided to our NEOs were granted prior to our IPO pursuant to the 2018 Equity Incentive Plan and vest ratably over four years. The value of the long-term incentives for each of the NEOs was set after consideration of overall target direct compensation levels, length of employment and internal equity.

In January 2020, Ms. Ells received an additional grant of 20,000 stock options to align her outstanding equity holdings with that of the other executives. The award vests ratably over four years.

Determining Executive Compensation

Following our IPO, the Company established a Compensation Committee (“Committee”). Guided by the principal objectives described in this section, Executive Compensation, the Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers. The following describes the roles of key participants in the process.

Role of our Compensation Committee

Following our IPO, the Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements and compensation values.

Role of our Compensation Consultant

In October 2020, the Company engaged FW Cook to provide independent external advice regarding executive compensation and to provide a competitive market pay analysis for our NEOs. Neither FW Cook nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services to be provided to the Compensation Committee.

Peer Group

For Fiscal 2020, the Company did not utilize a peer group for benchmarking executive compensation.

The Compensation Committee approved a peer group consisting of 17 companies that will be used for benchmarking Fiscal 2021 compensation. Given the Company’s size product offerings and unique market position, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group companies include:

●	Size – companies with revenue that generally range from 0.2x to 5x our total annual revenue.
●	Business Focus – companies that are publicly traded and primarily in the Foods, Beverage, and Tobacco industry.

The 17-company peer group consists of the companies listed below.

22nd Century	Alico	Bridgford Foods	Celsius
Coffee Holding	Craft Brew Alliance	Crimson Wine	Lifeway Foods
Limoneira	MamaMancini's	MGP Ingredients	NewAge
RiceBran Tech.	Rocky Mtn Choc. Factory	S&W Seed	South Dakota Soybean
Willamette Val. Vineyards

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Other Programs and Policies

Anti-hedging and Anti-pledging Policy

Under our Insider Trading Policy, our directors, executive officers, and other employees are prohibited from engaging in short-term trading or short sales and are prohibited from participating in tractions in put options, call options or other derivative securities. The Company strongly discourages hedging transactions. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the designated compliance officer, who will have sole discretion to decide whether to approve the proposed transaction. In addition, our directors, executive officers, and other employees are prohibited from holding our securities in a margin account and from pledging our securities as collateral for a loan, except as may be pre-approved by the Audit committee.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2020 and 2019:

Name and principal position	Year	Salary ($)	Option Awards ($) (2)	Bonus ($)	Stock awards (1) ($)	All other compensation ($)	Total ($)
Paul Hodge	2020	250,000	57,794	—	216,584	—	524,378
President and Chief Executive Officer	2019	186,778	—	—	—	—	186,778
Valerie Ells	2020	200,000	137,890	150,000	114,894	—	602,784
Chief Financial Executive	2019	153,828	131,310	—	—	—	285,138
Luan Pham	2020	200,000	555,797	10,000	—	—	765,797
Chief Marketing and Revenue Officer	2019	189,000	553,200	41,500	—	—	783,700

* Amounts in this column reflect the full grant date fair value of stock option awards granted during the year as measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 and do not correspond to the actual value that may be recognized by the director in connection with the applicable awards. See Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.
(1) This column reflects the aggregate grant date fair value of restricted stock units granted under our 2020 Omnibus Incentive Plan ("2020 Plan") to our named executive officers, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the restricted stock units are set forth in Note 11 to our audited financial statements included in our 10-K for the year ended December 31, 2020.
(2) This column reflects the aggregate grant date fair value of options granted under our 2018 Equity Incentive Plan to our named executive officers, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in in calculating the fair value of options are set forth in Note 11 to our audited financial statements included in our 10-K for the year ended December 31, 2020. The amounts do not reflect the actual economic value that may be realized by the named executive officer.

Employment Arrangements

We have entered into employment agreements with each of our named executive officers. The employment agreements do not provide for a fixed employment term and set forth the executive's annual salary, target bonus, if any, eligibility for employee benefits, the terms of equity grants, customary proprietary information assignment provisions, and non-competition and non-solicitation restrictions. The key terms of employment with our named executive officers are further described below.

Paul Hodge

We entered into an employment agreement with Paul Hodge, our President and Chief Executive Officer, effective January 1, 2018, which sets forth the terms and conditions of his employment with us. We entered into an amended employment agreement with Mr. Hodge effective upon the closing of our IPO. The amended employment agreement provides for the continuation of Mr. Hodge's base salary of $250,000 per year. Commencing with calendar year 2021, Mr. Hodge is eligible for an annual bonus during each calendar year of the amended employment agreement, with a target bonus of 50% of base salary and a maximum bonus of 100% of base salary. Mr. Hodge is also eligible to receive equity awards under the 2020 Plan. If Mr. Hodge's employment is terminated by the Company without "cause" or by Mr. Hodge for "good reason" (each as defined in the amended employment agreement), Mr. Hodge will be entitled to a lump sum payment equal to twelve months of base salary, plus payment of COBRA premiums for up to twelve months. If Mr. Hodge's employment is terminated by the Company without "cause" or by Mr. Hodge for "good reason" within two years after the occurrence of a change in control (as defined in the amended employment agreement), Mr. Hodge will be entitled to a lump sum payment equal to twenty- four months of base salary, plus payment of COBRA premiums for up to eighteen months. The amended employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

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Valerie Ells

We entered into an employment agreement with Valerie Ells, our Chief Financial Officer, when she was hired as our controller, effective April 1, 2018, which sets forth the terms and conditions of her employment with us. We entered into an amended employment agreement with Ms. Ells effective upon the closing of our IPO. The amended employment agreement provided for the continuation of Ms. Ells' current base salary of $200,000 per year. Commencing with calendar year 2021, Ms. Ells is eligible for an annual bonus during each calendar year of the amended employment agreement, with a target bonus of 50% of base salary and a maximum bonus of 100% of base salary. Ms. Ells is also eligible to receive equity awards under the 2020 Plan. If Ms. Ells' employment is terminated by the Company without "cause" or by Ms. Ells for "good reason" (each as defined in the amended employment agreement), Ms. Ells will be entitled to a lump sum payment equal to twelve months of base salary, plus payment of COBRA premiums for up to twelve months. If Ms. Ells' employment is terminated by the Company without "cause" or by Ms. Ells for "good reason" within two years after the occurrence of a change in control (as defined in the amended employment agreement), Ms. Ells will be entitled to a lump sum payment equal to twenty- four months of base salary, plus payment of COBRA premiums for up to eighteen months. The amended employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

Luan Pham

Mr. Pham retired on December 31, 2020. Upon Mr. Pham's retirement from the Company, certain stock options held by Mr. Pham had their term extended to December 31, 2025. The time-based vesting of certain of Mr. Pham’s stock options also accelerated effective as of December 31, 2020.

Retirement Plans

We have not maintained, and do not currently intend to maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2020:

	Stock Awards	Option Awards
Name	Number of securities granted not fully vested (#)	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option expiration date
		exercisable	unexercisable
Paul Hodge	250	50,000	-	2/23/2026
	-	60,000	-	2/20/2023
	-	-	16,566	4/14/2030
Valerie Ells	150	10,000	10,000	3/10/2028
	-	1,000	1,000	6/14/2028
	-	4,500	13,500	4/30/2029
	-	-	20,000	12/31/2029
	-	-	9,940	4/14/2030
Luan Pham	-	20,000	-	12/31/2025
	-	5,000	-	12/31/2025
	-	24,084	29,250	12/31/2025
	-	4,024	-	12/31/2025
	-	26,666	-	12/31/2025

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Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Shares to be issued upon exercise of outstanding options, and rights (#)	Weighted average exercise price of outstanding options and rights ($) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (2)
Equity Compensation plans approved by security holders	945,727	9.65	1,108,552
Equity compensation plans not approved by security holders	—	—	—
Total	945,727	9.65	1,108,552

(1) Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding RSUs.

(2) Consists of 908,552 shares of common stock reserved for issuance under our 2020 Omnibus Incentive Plan and 200,000 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2020 Omnibus Incentive Plan automatically increases on the first day of each fiscal year beginning with the 2021 fiscal year by a number equal to four percent of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the Company. The number of shares reserved for issuance under our 2020 Employee Stock Purchase Plan automatically increases on the first day of each fiscal year beginning with the 2021 fiscal year by a number equal to one percent of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the plan administrator.

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Ownership of our Common Stock

The following table sets forth information relating to the beneficial ownership of our common stock as of March 12, 2021, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

●	each of our directors;

●	each of our NEOs; and

●	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 12, 2021 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 8,895,852 shares of our common stock outstanding on March 12, 2021. Shares of our common stock that a person has the right to acquire within 60 days of March 12, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as set forth below, the address for each beneficial owner listed is c/o Laird Superfood, Inc, 275 W. Lundgren Mill Drive, Sisters, Oregon 97759.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the “beneficial ownership” of our common stock by (i) those persons who we know to beneficially own more than 5% of our outstanding common stock; (ii) our current directors and nominees; (iii) the “named executive officers” listed in the Summary Compensation Table; and (iv) all of our current directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act, which may result in a number that is different than the beneficial ownership number reported in forms filed pursuant to Section 16. An asterisk in the percent of class column indicates beneficial ownership of less than 1%. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Number of Outstanding	Number of Shares
Name of Beneficial Owner	Shares Benficially	Exercisable within	Number of Shares	Percent
	Owned	60 Days	Beneficial Owned	of Class
Directors and Officers
Geoffrey Barker	68,964	-	68,964	*
James Buechler	-	-	-	*
Valerie Ells	17,272	32,486	49,758	*
Greg Graves	2,900	6,930	9,830	*
Laird Hamilton	662,750	110,000	772,750	8.69%
Paul Hodge	266,215	110,000	376,215	4.23%
Andrew McCormick	9,894	70,000	79,894	*
Luan Pham	124,114	79,774	203,888	2.29%
Maile Naylor	24,000	4,000	28,000	*

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Thomas Wetherald	720,496	30,000	750,496	8.44%
All current directors and executive officers
as a group (11 persons)	2,753,799	443,190	3,196,989	35.94%

Other 5% Shareholders
Danone Manifesto Ventures, PBC(1)	857,194	-	857,194	9.64%
FMR, LLC(2)	1,172,363	-	1,172,363	13.18%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Based on information provided by Danone Manifesto Ventures, PBC (“DMV”) and Danone S.A. in a Schedule 13G filed with the SEC on October 2, 2020, reporting beneficial ownership as of September 25, 2020. According to such Schedule 13G, DMV directly holds the reported shares and management of DMV makes decisions regarding the voting or disposition of these shares, provided that Danone S.A. may be deemed to share voting and dispositive power with respect to the shares held by DMV. The address of Danone Manifesto Ventures, PBC is 12 West 21st St., 12th Floor, New York, New York 10010, and the address of Danone S.A. is 17 boulevard Haussmann, 75009 Paris, France.

(2)	Based on information provided by FMR LLC. (“FMR”) and Abigail P. Johnson, a director, the chairman and the chief executive officer of FMR, in a Schedule 13G filed with the SEC on February 8, 2021, reporting beneficial ownership as of December 31, 2020. According to such Schedule 13G, FMR and certain related entities have sole power to vote or direct the vote with respect to 415,708 shares and sole power to dispose or direct the disposition with respect to 1,172,363 shares, and Abigail P. Johnson has sole power to dispose or direct the disposition with respect to 1,172,363 shares. The address of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

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Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We adopted a written related person transaction policy, effective upon the closing of our IPO, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Types of transactions covered by this policy include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

Related Person Transactions

The following is a description of transactions since January 1, 2019 to which we have been or are to be a participant, in which the amount exceeds $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.

Agreements with Laird Hamilton and Gabrielle Reece

We entered into a License and Preservation Agreement, dated May 26, 2020, with Mr. Hamilton and Ms. Reece. Pursuant to the License and Preservation Agreement, Mr. Hamilton and Ms. Reece granted us a limited, exclusive license to use their respective images, signatures, voices, and names (other than those owned by the Company), rights of publicity and common law and statutory rights to the foregoing.

Pursuant to the License and Preservation Agreement, any use of the licensed property that is in accordance with the historical standard of use and is not objected to by Mr. Hamilton or Ms. Reece within thirty (30) days of the first intra-company disclosure of a bona-fide intent to make such use is deemed approved. Any new use of the licensed property shall satisfy the historical standard of use and shall be primarily directed to the advertising, promotion and/or marketing of the Company’s products and services.

2019 Common Stock Financing

From September 2019 through March 2020, we entered into subscription agreements with investors to purchase shares of our common stock at $14.50 per share for an aggregate purchase price of $11,695,903. Mr. Geoffrey Barker participated in the offering, subscribing for 17,241 shares at an aggregate purchase price of $499,989.

Series B Preferred Stock Financing and Related Documents

On April 13, 2020, the Company completed a private placement to a Danone Manifesto Ventures, PBC (“DMV”) for 383,142 shares of its Series B-1 preferred stock for total proceeds of $10,000,006, or $26.10

35

per share. The Series B preferred stock converted to common stock upon our IPO. In connection with the Series B financing, we reimbursed DMV $50,000 for its legal fees in connection with its investment.

Amended and Restated Investors’ Rights Agreement

In connection with our Series B financing, we entered an Amended and Restated Investors’ Rights Agreement (the “A&R IRA”) with certain stockholders, including, among others: DMV, Valerie Ells and Luan Pham, who are executive officers of the Company; and Thomas Wetherald and Gregory Graves, who are, or were, directors of the Company. The A&R IRA provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. At any time after twelve months after the closing of the IPO, the stockholders holding a majority of the registrable securities then outstanding, including DMV and its affiliates, may request that we register all or a portion of their shares on a registration statement. The A&R IRA also provides for piggyback registration rights. In addition to the registration rights, the A&R IRA provided for certain information rights and a right of first offer. The provisions of the A&R IRA, other than those relating to registration rights, terminated upon the closing of the IPO.

Amended and Restated Right of First Refusal and Co-Sale Agreement

In connection with our Series B financing, we entered an Amended and Restated Right of First Refusal and Co-Sale Agreement (the “A&R ROFR”), with certain stockholders, certain of which are beneficial holders of more than 5% of our capital stock, officers and directors of the Company and/or entities with which certain of our officers and directors are affiliated, including: DMV; Paul Hodge and Laird Hamilton, who are executive officers and directors of the Company; Valerie Ells and Luan Pham, who are executive officers of the Company; and Thomas Wetherald and Gregory Graves, who are, or were, directors of the Company. The A&R ROFR terminated upon our IPO.

Amended and Restated Voting Agreement

In connection with our Series B financing, we entered an Amended and Restated Voting Agreement (the “A&R Voting Agreement”), with certain shareholders, certain of which are beneficial holders of more than 5% of our capital stock, officers and directors of the Company and/or entities with which certain of our officers and directors are affiliated, including: DMV; Paul Hodge and Laird Hamilton, who are executive officers and directors of the Company; Valerie Ells and Luan Pham, who are executive officers of the Company; and Thomas Wetherald and Gregory Graves, who are, or were, directors of the Company. The A&R Voting Agreement terminated upon our IPO.

Stockholder Agreement and Warrant

In connection with our Series B financing, we entered a Stockholder Agreement (the “Stockholder Agreement”), by and between the Company and DMV, under which we granted DMV a right to purchase a specified percentage of our securities, in the IPO or a concurrent private placement (the “Participation Right”), the right to designate a member of the Board of Directors for election and the right to designate a representative as an observer of the Board of Directors, in each case for so long as DMV and its affiliates hold more than 5% of the shares of our outstanding common stock. DMV appointed Ms. Molly Breiner as a director upon the Series B financing, and Ms. Breiner resigned from the Board of Directors and has served as a board observer since the time of our IPO.

Concurrently with our IPO, we entered into a stock purchase agreement with DMV pursuant to which DMV agreed to purchase 90,910 shares of our common stock at a price per share equal to $22.00, for a total purchase price of $2,000,020. In addition, on August 28, 2020, DMV waived its right to designate a member of the Board of Directors for election.

36

In connection with our Series B financing, we issued a warrant to purchase common stock relating to its Participation Right. The conditions for the exercise of the warrant were not satisfied, and the warrant was terminated upon the IPO.

Other Transactions with Danone Manifesto Ventures, PBC

On December 3, 2020, the Company entered into an agreement with DMV for an additional capital contribution as a participant in the DMV COVID-19 Relief Fund. The agreement provides the Company with cash consideration of $298,103 for the purpose of supporting three relief projects: (1) continual sanitation rotation, (2) spend on increased labor, material and maintenance costs in the face of adversity, and (3) new/existing hospitals relief initiative.

Additional Information

Availability of Certain Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC on March 16, 2021. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, excluding exhibits. Please send a written request to Chief Financial Officer, Laird Superfood, Inc., 275 W. Lundgren Mill Drive, Sisters Oregon 97759.

Householding

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of Proxy Materials, including the Notice of Internet Availability of Proxy Materials, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of Proxy Materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the Proxy Materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.

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Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2022 Annual Meeting (the “2022 Proxy Statement”). For a proposal to be considered for inclusion in the 2022 Proxy Statement, the stockholder must satisfy the following requirements:

●	the proposal must be submitted in writing to our Corporate Secretary at Laird Superfood, Inc., 275 W. Lundgren Mill Drive, Sisters Oregon 97759, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., November 23, 2021 provided, however, that if our 2021 Annual Meeting of Stockholders is held more than 30 days before or 30 days after the one year anniversary of our 2021 Annual Meeting we will announce a new required receipt date.

Holders of common stock who wish to have proposals submitted for inclusion in the 2022 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our bylaws.

Other Stockholder Proposals and Nominations for Next Year’s Annual Meeting

For stockholders who wish to present a proposal or nomination before our 2022 Annual Meeting, but do not intend to have their proposal included in the 2022 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2022 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between January 7, 2022 and February 6, 2022; provided, however, that if the 2022 Annual Meeting date is held before April 7, 2022 or after July 6, 2022, then stockholders must provide notice within other time periods specified in our bylaws. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

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LAIRD SUPERFOOD®

BROADRIDGE ISSUER SOLUTIONS
C/O LAIRD SUPERFOOD, INC.
275 W. LUNDGREN MILL DRIVE
SISTERS, OR 97759

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LSF2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40955-P49932

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAIRD SUPERFOOD, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Geoffrey T. Barker	☐	☐	☐
1b. Jim Buechler	☐	☐	☐
1c. Maile Clark	☐	☐	☐
1d. Gregory Graves	☐	☐	☐
1e. Laird Hamilton	☐	☐	☐
1f. Paul Hodge	☐	☐	☐
1g. Thomas Wetherald	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D40956-P49932

LAIRD SUPERFOOD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2021

The shareholder(s) hereby appoint(s) Paul Hodge and Valerie Ells, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Laird Superfood, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Pacific Time on May 7, 2021, via live web cast at www.virtualshareholdermeeting.com/LSF2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side